Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Second Quarter 2019 Financial Results

Revenue Ramp Continues for Third Consecutive Quarter Contributing to Record Results

Teleconference and Webcast to be Held Today at 10:00 A.M. ET

WAUKESHA (August 13, 2019) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the quarter ended June 30, 2019. Telkonet management will hold a teleconference to discuss these results with the financial community today at 10:00 a.m. ET/9:00 a.m. CT.

“While continued global economic uncertainty and import tariffs have had a material impact on Telkonet’s results, our continued strength in Channel growth and penetration within secondary markets have fueled the second quarters’ record revenues,” stated Jason Tienor, Telkonet’s President and Chief Executive Officer. “2019 has brought a new appetite for automation and IoT solutions to Telkonet’s targeted markets creating an enormous opportunity for growth.”

Operating and Financial Highlights Comparison for the Three and Six Months Ended June 30, 2019:

•	For the three and six month periods, total revenues increased 20% and 38% respectively when compared to prior year periods.
•	For the three and six month periods, revenues generated via the Company’s value added resellers and distribution partners increased 30% and 12% respectively when compared to prior year periods.
•	International revenues as a percentage of total revenues grew 11% to $0.9 million when compared to the prior year period year to date. The significant year-over-year increase was primarily driven by one contract for a modular home project sold through an OEM partner.
•	Phase 1 completion of a domestic, military housing project increased governmental revenues to 13% of total revenues when compared to the prior year six month period.
•	Backlog was approximately $3.6 million at June 30, 2019.
•	Implementation of portfolio pricing measures to offset near-term tariff impact and improve future product margins.
•	Quarterly revenue per employee increased by 18% to $74k per employee compared to the three months ended June 30, 2018.

“Telkonet’s current results paired with our strong backlog and verbal commitments strengthen the company’s outlook for full year 2019 while continued expansion of our Channel pipeline demonstrates our potential for sustained future growth,” continued Tienor. “In addition, through sustained focus on product and industry strengths, we look forward to capitalizing on the expansion of our core business while recognizing new markets for growth.

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

1

Financial Results Review

For the three and six month periods ended June 30, 2019:

Total Revenue: Increased 20% to $3.6 million and 38% to $6.3 million, respectively when compared to respective prior year periods.

Product Revenue: Comprised of sales and installation of our EcoSmart energy management platform, increased 20% to $3.4 million and 38% to $6.0 million, respectively when compared to respective prior year periods.

Recurring Revenue: Comprised of our customer support services, increased 23% to $0.2 million and 44% to $0.4 million, respectively when compared to respective prior year periods.

Gross Profit: Percentage decreased 8% to 40% and increased 15% to 38%, respectively when compared to respective prior year periods.

Net loss: The Company reported net losses of $0.5 million and $1.4 million, respectively when compared to $0.2 million and $1.4 million, respectively in respective prior year periods.

Teleconference

Date: Tuesday, August 13, 2019

Time: 10:00 am ET (9:00 am CT, 7:00 am PT)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until August 27, 2019, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID# 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations website (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA from continuing operations, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages business based on cash flows. The Company, in its daily management of business affairs and analysis of monthly, quarterly and annual performance, makes decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA from continuing operations as its primary management guide. Adjusted EBITDA from continuing operations is not, and should not be considered, an alternative to net income (loss), income (loss) from continuing operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the quarters ended June 30, 2019 and 2018, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

2

Adjusted EBITDA from continuing operations and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

3

TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues, net:
Product	$3,380,892	$2,820,805	$5,967,561	$4,324,463
Recurring	189,143	153,357	365,676	254,895
Total Net Revenue	3,570,035	2,974,162	6,333,237	4,579,358

Cost of Sales:
Product	2,077,066	1,376,729	3,767,664	2,370,966
Recurring	77,072	66,482	163,114	126,479
Total Cost of Sales	2,154,138	1,443,211	3,930,778	2,497,445

Gross Profit	1,415,897	1,530,951	2,402,459	2,081,913

Operating Expenses:
Research and development	425,670	431,856	912,296	870,636
Selling, general and administrative	1,476,719	1,291,103	2,799,767	2,568,006
Depreciation and amortization	17,043	16,628	33,975	33,543
Total Operating Expenses	1,919,432	1,739,587	3,746,038	3,472,185

Operating Loss	(503,535)	(208,636)	(1,343,579)	(1,390,272)

Other Income (Expenses):
Interest income (expense), net	(15,040)	4,054	(20,600)	1,524
Total Other Income (Expense)	(15,040)	4,054	(20,600)	1,524

Loss before Provision for Income Taxes	(518,575)	(204,582)	(1,364,179)	(1,388,748)

Provision for Income Taxes	0	2,000	0	2,000
Net loss attributable to common stockholders	$(518,575)	$(206,582)	$(1,364,179)	$(1,390,748)

Net income (loss) per common share:
Basic – net (loss) attributable to common stockholders	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Diluted – net (loss) attributable to common stockholders	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding – basic	135,085,519	133,989,919	134,477,460	133,843,329
Weighted Average Common Shares Outstanding –diluted	135,085,519	133,989,919	134,497,822	133,843,329

4

RECONCILIATION OF NET LOSS FROM

CONTINUING OPERATIONS TO ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net loss from operations	$(518,575)	$(206,582)	$(1,364,180)	$(1,390,748)
Interest (income) expense, net	15,040	(4,054)	20,600	(1,524)
Provision for income taxes	–	2,000	–	2,000
Depreciation and amortization	17,043	16,628	33,975	33,543
EBITDA	(486,492)	(192,008)	(1,309,605)	(1,356,729)
Adjustments:
Stock-based compensation	1,815	1,531	3,631	3,061
Adjusted EBITDA	$(484,677)	$(190,478)	$(1,305,974)	$(1,353,668)

5